Exhibit 99.1

SeraCare Reports 9 Percent Revenue Growth in First Quarter Fiscal Year 2012

--Product Sales Improve by 21 percent--

--Cash Position Increases to $19.5 million--

--Conference Call Scheduled for Today at 8:30 a.m. ET--

MILFORD, Mass., Feb. 10, 2012 – SeraCare Life Sciences, Inc. (NASDAQ: SRLS), a global life sciences company providing vital products and services to facilitate the discovery, development and production of human diagnostics and therapeutics, today reported financial results for its 2012 fiscal first quarter ended December 31, 2011.

For the quarter ended December 31, 2011, SeraCare reported revenue of $11.4 million, a 9 percent increase compared with $10.5 million for the quarter ended December 31, 2010. Gross margins increased 6 percentage points to 44 percent, compared with 38 percent for the same quarter in the prior year. The Company reported net income of $1.0 million, or $0.05 per share, on a basic and diluted basis, compared with net income of $1.6 million, or $0.08 per share, on a basic and diluted basis, for the same quarter in fiscal 2011.

“Our new sales strategy has driven improved revenue for SeraCare, and we remain sharply focused on exceeding customer expectations,” said Gregory Gould, Interim President and Chief Executive Officer and Chief Financial Officer. “We expect this momentum to continue into the next quarter as we compete for and win business from both new and existing clients. In addition, we continue to work diligently to explore strategic alternatives to enhance shareholder value and will update shareholders when the process is completed and the Board of Directors makes a recommendation.”

The Company posted non-GAAP net income of $1.4 million, or $0.07 per share, for the fiscal 2012 first quarter compared to non-GAAP net income of $0.7 million, or $0.04 per share, for the fiscal 2011 first quarter. Non-GAAP net income for the fiscal 2012 first quarter excluded costs of $0.4 million for the exploration of strategic alternatives. Non-GAAP net income for the fiscal 2011 first quarter excluded a benefit of $0.8 million associated with the refund of unused escrow funds.

In the first quarter of fiscal 2012, Diagnostic & Biopharmaceutical Products revenue rose 21 percent to $8.8 million from $7.3 million during the same period in fiscal 2011. The BioServices business posted revenue of $2.5 million, a 20 percent decline from $3.2 million during the same period in fiscal 2011.

The Company continues to generate strong cash flow and maintain a healthy balance sheet with $19.5 million in cash and virtually no debt.

Conference Call Information:

SeraCare will host a conference call today, February 10, at 8:30 a.m. ET. The conference call will be webcast live over the Internet and can be accessed by logging on to the "Investor Center, Events" section of the SeraCare Life Sciences website at www.seracare.com. The call can also be accessed by dialing (866) 804-6927 (within the United States) or (857) 350-1673 (outside the United States). The passcode for participants is 11801041.

A replay of the call will be available approximately two hours after the call concludes through February 17, 2012. To access the replay, dial (888) 286-8010 (within the United States) or (617) 801-6888 (outside the United States). The passcode is 89716522. The webcast will also be archived on the Company's website.

About SeraCare Life Sciences, Inc.:

SeraCare serves the global life sciences industry by providing vital products and services to facilitate the discovery, development and production of human diagnostics and therapeutics. The Company's innovative portfolio includes diagnostic controls, plasma-derived reagents and molecular biomarkers, biobanking and contract research services. SeraCare's quality systems, scientific expertise and state-of-the-art facilities support its customers in meeting the stringent requirements of the highly regulated life sciences industry.

Forward-Looking Statements:

This press release contains disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about SeraCare Life Sciences, Inc. ("SeraCare" or the "Company"). All statements regarding our expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budget, projected costs or cost savings, capital expenditures, competitive positions, growth opportunities for existing products or products under development, plans and objectives of management for future operations and markets for stock are forward-looking statements. In addition, forward-looking statements include statements in which we use words such as "expect," "believe," "anticipate," "intend," or similar expressions. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, we cannot assure you that these expectations will prove to have been correct, and actual results may differ materially from those reflected in the forward-looking statements. Factors that could cause our actual results to differ from the expectations reflected in the forward-looking statements in this press release include, but are not limited to, distraction of management and employees arising from our evaluation of strategic alternatives, including a potential sale of the company, continuing expenses associated with our evaluation of strategic alternatives, uncertainty among customers, suppliers, employees and others regarding our evaluation of strategic alternatives and management transition, disruptions arising from our management transition, expenses associated with our management transition, potential impairment of sales from changes in our sales organization, revenue shortfalls arising from customer transitions to new products, unpredictability in large customer orders, failure to maintain proper inventory levels, availability of financing, reductions or terminations of government or other contracts, interruption in our supply of products or raw materials, actions of our competitors, changes in the regulatory environment, delays in new product introductions, lack of market acceptance of new products, decreased healthcare spending, reduced margins resulting from a shift in revenue towards services, absence or loss of acquisition opportunities to higher bidders, the potential failure to complete any announced acquisition, and potential failure of any acquisition to produce expected revenues, profits or synergies. Many of these factors are beyond our ability to control or predict.

About Non-GAAP Financial Measures:

To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and non-GAAP EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned "Reconciliation of non-GAAP measures to the nearest comparable GAAP measures".

We use these non-GAAP financial measures for financial and operational decision-making and as a means to facilitate meaningful period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that may not be indicative of our recurring core business operating results, meaning our operating performance excluding discrete cash charges that are infrequent in nature, such as costs related to our exploration of strategic alternatives and reorganization items. We continue to incur costs related to our exploration of strategic alternatives. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons of our historical performance. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Non-GAAP net income and EPS. We define non-GAAP net income as net income excluding expenses related to costs associated with the exploration of strategic alternatives and reorganization items. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis. There are limitations related to the use of non-GAAP net income versus net income calculated in accordance with GAAP. The items that we exclude in our calculation of non-GAAP net income may differ from the items that our peer companies may exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net income calculated in accordance with GAAP.

The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Contacts:

Gregory A. Gould

Interim President and Chief Executive Officer and Chief Financial Officer
SeraCare Life Sciences, Inc.

508-244-6400

Sarah Cavanaugh

MacDougall Biomedical Communications

781-235-3060

--financial charts to follow-

SERACARE LIFE SCIENCES, INC.

STATEMENTS OF OPERATIONS — UNAUDITED

	For the three months ended
	December 31,
	2011	2010

Revenue	$11,367,823	$10,462,497
Cost of revenue	6,407,862	6,494,610
Gross profit	4,959,961	3,967,887
Research and development expense	412,234	309,247
Selling, general and administrative expenses	3,087,723	2,946,928
Costs related to exploration of strategic alternatives	404,304	-
Reorganization items	-	(846,094)
Operating income	1,055,700	1,557,806
Interest (expense) income, net	(34,478)	22,282
Other income, net	1,200	452
Income before income taxes	1,022,422	1,580,540
Income tax expense	11,132	-
Net income	$1,011,290	$1,580,540

Earnings per common share
Basic	$0.05	$0.08
Diluted	$0.05	$0.08
Weighted average shares outstanding
Basic	19,257,840	18,861,196
Diluted	19,415,105	19,270,477

SERACARE LIFE SCIENCES, INC.

BALANCE SHEETS — UNAUDITED

	As of	As of
	December 31,	September 30,
	2011	2011
ASSETS
Current assets
Cash and cash equivalents	$19,488,126	$18,106,164
Accounts receivable, less allowance for doubtful accounts of $190,000 and
$180,000 as of December 31, 2011 and September 30, 2011, respectively	6,707,609	6,339,422
Taxes receivable	4,058	4,058
Inventory	10,679,205	10,163,407
Prepaid expenses and other current assets	216,617	127,021
Total current assets	37,095,615	34,740,072
Property and equipment, net	5,489,997	5,669,065
Goodwill	4,284,979	4,284,979
Other assets	320,026	384,086
Total assets	$47,190,617	$45,078,202
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,271,155	$2,035,058
Accrued expenses	2,635,392	2,384,301
Liabilities under capital leases	17,576	23,525
Total current liabilities	4,924,123	4,442,884
Other long-term liabilities	1,969,430	2,030,943
Total liabilities	6,893,553	6,473,827
Commitments and contingencies
Stockholders' equity
Preferred stock, $.001 par value, 5,000,000 shares authorized; no shares
issued or outstanding as of December 31, 2011 or September 30, 2011	-	-
Common stock, $.001 par value, 35,000,000 shares authorized;
19,376,224 and 19,069,678 shares issued and outstanding
as of December 31, 2011 and September 30, 2011, respectively	19,376	19,070
Additional paid-in-capital	106,467,743	105,786,650
Retained earnings (deficit)	(66,190,055)	(67,201,345)
Total stockholders' equity	40,297,064	38,604,375
Total liabilities and stockholders' equity	$47,190,617	$45,078,202

Reconciliation of non-GAAP measures to the nearest comparable GAAP measures:

	Three Months Ended
	December 31, 2011
	GAAP Actual	Adjustments		Non-GAAP Results

Costs related to exploration of strategic alternatives		$404,304	(a)

Reorganization items		$-	(b)

Net Income	$1,011,290	$404,304		$1,415,594

Earnings per common share - diluted	$0.05			$0.07

Weighted average shares outstanding - diluted	19,415,105			19,415,105

	Three Months Ended
	December 31, 2010
	GAAP Actual	Adjustments		Non-GAAP Results

Costs related to exploration of strategic alternatives		$-	(a)

Reorganization items		$(846,094)	(b)

Net Income	$1,580,540	$(846,094)		$734,446

Earnings per common share - diluted	$0.08			$0.04

Weighted average shares outstanding - diluted	19,270,477			19,270,477

(a)     To eliminate $0.4 million of costs related to exploration of strategic alternatives for the three months ended December 31, 2011.

(b)     To eliminate a gain of $0.8 million for income related to reorganization items for the three months ended December 31, 2010.